Exhibit 99.1

Press Release

KEMPER TO ACQUIRE INFINITY IN $1.4 BILLION TRANSACTION

Establishes Leading Provider of Nonstandard Auto Insurance with Scale and Focus to Deliver Differentiated Product Offerings

Transaction Creates Attractive Returns for Shareholders Through Meaningful EPS, ROACE and ROATCE Accretion

CHICAGO, IL and BIRMINGHAM, AL., Feb. 13, 2018 – Kemper Corporation (NYSE: KMPR) and Infinity Property and Casualty Corporation (NASDAQ: IPCC) today announced that they have entered into a definitive merger agreement under which Kemper will acquire Infinity in a cash and stock transaction valued at approximately $1.4 billion, or $129.00 per share; the exchange ratio for stock consideration to be issued in the merger is fixed and was determined based on Kemper’s 20-trading day volume weighted average price as of February 12, 2018 of $64.40. Based on Kemper’s February 12, 2018 closing stock price of $57.75, the implied total consideration is approximately $1.3 billion, or $121.01 per Infinity share. The transaction creates a company with increased scale in nonstandard auto insurance and enhanced ability to serve policyholders.

Infinity is a provider of auto insurance focused on serving the specialty, nonstandard segment. With approximately 2,300 employees, 10,600 independent agents and $1.4 billion in 2017 direct written premiums, Infinity is one of the largest nonstandard auto insurers in the country.

“This compelling transaction combines two well-known brands with complementary strengths and cultures to form a leader in nonstandard auto insurance, and enhances Kemper’s overall growth opportunities, diversification, financial strength, and ability to serve policyholders,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “We look forward to welcoming the Infinity team to the Kemper family and working together to deliver greater choice to our policyholders through an expanded product offering and deeper relationships with our agent networks, while generating strong returns for our shareholders.”

Glen N. Godwin, Infinity Chief Executive Officer, added, “Together, our two companies have a terrific strategic and cultural fit. As part of a larger company, Infinity will have access to the capabilities and resources necessary to drive accelerated growth and better serve our policyholders and partner agents. In addition, Infinity shareholders will benefit from immediate and certain value for their shares as well as the opportunity to participate in the significant upside potential of the combined company.”

Compelling Strategic and Financial Benefits

Increased Scale:

•	Combined company will have a more diversified portfolio with approximately $2.2 billion in nonstandard auto insurance premiums, an expanded customer reach through deeper agency relationships and greater efficiencies.

Broader Product Offering and Capabilities:

•	Ability to leverage unique operational strengths, platforms, analytical capabilities and demographic insights to provide a unique set of products to our policyholders, while promoting growth of our business.

•	More diversified suite of products across auto, home, life, and health insurance provides customers with greater choice at more competitive prices.

Enhanced Financial Position:

•	The transaction is expected to be accretive to Kemper’s EPS in the first year, excluding Value of Business Acquired (“VOBA”) and one-time items, and is expected to be accretive to year two EPS by more than 10%, excluding restructuring and one-time items. Additionally, we expect the transaction to be accretive to return on average common equity (“ROACE”) by more than 30bps and accretive to return on average tangible common equity (“ROATCE”) by more than 400bps in year two following close.

•	More balanced revenue mix and enhanced cash flow increases financial stability and provides additional resources to accelerate investments in growth.

•	Expected to result in annual cost savings of approximately $55 million and $5 to $10 million of after-tax earnings resulting from the repositioning of Infinity’s investment portfolio to be fully phased in by the end of the second year following close. These cost savings are expected to be achieved through the consolidation of redundant corporate functions and the optimization of the combined company’s systems, business processes and reinsurance programs.

Transaction Details

Under the terms of the definitive merger agreement, Infinity shareholders will receive $51.60 in cash and 1.2019 Kemper common shares for each share of Infinity common stock. The transaction was valued at approximately $1.4 billion, or $129.00 per Infinity share; the exchange ratio for stock consideration to be issued in the merger is fixed and was determined based on Kemper’s 20-trading day volume weighted average price as of February 12, 2018 of $64.40. This represents an approximately 33% premium to Infinity’s closing price of $97.05 as of February 12, 2018. Based on Kemper’s February 12, 2018 closing stock price of $57.75, the implied total consideration is approximately $1.3 billion, or $121.01 per Infinity share, an approximately 25% premium to Infinity’s closing price of $97.05 as of February 12, 2018. The agreement also contains an election procedure allowing each Infinity shareholder to seek all cash or all stock, subject to proration and adjustment. Following the close of the transaction, Infinity shareholders are expected to own approximately 20% of the combined company on a pro forma basis.

Kemper expects to fund the cash portion of the consideration with a combination of cash on hand from the combined companies and other internal resources. No additional financing resources are needed to consummate the transaction, although Kemper may explore issuing an institutional term loan prior to close of the transaction in order to optimize its liquidity position.

The transaction is expected to close in the third quarter of 2018, subject to the satisfaction or waiver of applicable closing conditions, including the approval of shareholders of both companies and receipt of required regulatory clearances and approvals.

Organizational Structure

Upon completion of the transaction, Infinity’s senior management team will be integrated into the newly-combined organization. Additionally, at closing, Kemper will increase its current Board of Directors by one seat and select a Director from Infinity to join the Kemper Board of Directors.

Advisors

Goldman Sachs & Co. LLC acted as financial advisor to Kemper and Sidley Austin LLP served as legal counsel to Kemper. Deutsche Bank Securities Inc. acted as financial advisor to Infinity and Keating Muething & Klekamp PLL acted as legal counsel to Infinity.

Conference Call

Kemper will host a conference call to discuss the transaction tomorrow at 8:30 a.m. Eastern time (7:30 a.m. Central time). The conference call will be accessible via the internet and by telephone. The phone number for the conference call is 844.526.3041. To listen via webcast, register online at the investor sections of kemper.com or ir.infinityauto.com at least 15 minutes prior to the webcast to download and install any necessary software.

A replay of the call will be available online at the investor sections of kemper.com or ir.infinityauto.com.

About Kemper Corporation

The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper’s businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by 20,000 agents and brokers

•	Employ 5,550 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia

Learn more about Kemper.

About Infinity Property and Casualty Corporation

Infinity Property and Casualty Corporation is a provider of personal and commercial automobile insurance primarily meeting the needs and choices of urban and Hispanic customers. Its products are offered through a network of approximately 10,600 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance.

No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction involving Kemper Corporation (the “Company”), a wholly-owned subsidiary of the Company and Infinity Property and Casualty Corporation (“Infinity”), including, without limitation, the receipt of stockholder and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities and insurance regulators necessary to complete such proposed merger transaction) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed merger transaction); (b) unanticipated difficulties or expenditures relating to such proposed merger transaction; (c) risks relating to the value of the shares of the Company’s common stock to be issued in such proposed merger transaction; (d) disruptions of the Company’s and Infinity’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) legal proceedings that may be instituted against the Company and Infinity following announcement of such proposed merger transaction; and (f) those factors listed in annual, quarterly and periodic reports filed by the Company and Infinity with the Securities and Exchange Commission (the “SEC”), whether or not related to such proposed merger transaction.

The Company assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this press release or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Additional Information Regarding the Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, a wholly-owned subsidiary of the Company and Infinity, among other things. The proposed issuance of shares of Company common stock in connection with the proposed merger transaction will be submitted to the stockholders of the Company for their consideration, and the proposed merger transaction will be submitted to the shareholders of Infinity for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which will be mailed to the stockholders of the Company and the shareholders of Infinity. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and shareholders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and Infinity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors” section of the Company’s website located at http://www.kemper.com or by contacting the Company’s Investor Relations Department at 312.661.4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity will be available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at 205.803.8186 or investor.relations@infinityauto.com.

Participants in the Solicitation

The Company and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 13, 2017, and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 24, 2017, and information about the directors and executive officers of Infinity is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 11, 2017, and its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Contact - Kemper

News Media:	Barbara Ciesemier
312.231.3604
bciesemier@kemper.com
Investors:	Todd Barton
312.661.4930
investors@kemper.com

Contact – Infinity

Investors:	Amy Jordan
205.803.8186
Amy.jordan@ipacc.com